                                                                  Exhibit 10.16


                       FORM OF TENANT INCENTIVE AGREEMENT


         THIS TENANT INCENTIVE AGREEMENT (the "Agreement") is entered into on this ____ day of ______________, 1999, by and between PRISON REALTY CORPORATION, a Maryland corporation (the "Company"), and CORRECTIONAL MANAGEMENT SERVICES CORPORATION, a Tennessee corporation ("CMSC").

         WHEREAS, the Company is the owner of various correctional and detention facilities and related real properties which it leases to CMSC for the use of CMSC in its ordinary course of business;

         WHEREAS, the Company may from time to time construct additional correctional and detention facilities ("Facilities"), which it may lease to CMSC;

         WHEREAS, CMSC has agreed to serve as developer and facilitator of the Facilities (in such capacity, the "Facilitator") on the terms and conditions set forth in that certain Services Agreement between the parties of even date herewith; and

         WHEREAS, the Company desires to continue leasing the Facilities to CMSC and wishes to encourage CMSC to continue to rent the Facilities from the Company.

         NOW, THEREFORE, in consideration for the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Tenant Incentive. As an incentive to CMSC to lease from the Company Facilities with respect to which it performs services as a Facilitator, the Company agrees to pay to CMSC a fee equal to $840 multiplied by the total number of new beds at each such Facility, provided that CMSC leases such Facility from the Company. Notwithstanding the foregoing, the Company shall not be obligated to pay to CMSC any amounts with respect to any Facility leased by CMSC unless the rent payable under such lease agreement is determined based on the fair market value of the Facility determined in a manner consistent with the determination made with respect to the initial leases between the Company and CMSC with an applicable lease rate of 11.1%. The amount of such fee shall be payable in cash out of the funds which Company shall receive as rental income from CMSC. No payment shall be made in respect of additions to Facilities or additions to other facilities leased to CMSC.

         2. Authorization. Each party to the Agreement hereby represents and warrants that the execution, delivery, and performance of the Agreement are within the powers of each party and have been duly authorized by the party and its shareholders; the execution and performance of this Agreement by each party have been duly authorized by all applicable laws and regulations, and this Agreement constitutes the valid and enforceable obligation of each party in accordance with its terms.

         3. Amendment. This Agreement may be amended only with the written consent of both parties hereto.

         4. Notices. Any notice required or permitted herein to be given shall be given in writing and shall be delivered by United States mail, first class postage prepaid return receipt requested, as set forth below:

                  If to the Company:

                  Prison Realty Corporation
                  10 Burton Hills Boulevard
                  Nashville, TN  37215
                  Attn:  Michael W. Devlin, Chief Operating Officer

                  If to CMSC:

                  Correctional Management Services Corporation
                  10 Burton Hills Boulevard
                  Nashville, TN  37215
                  Attn:  Darrell K. Massengale, Chief Financial Officer

         5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

         6. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Agreement.

         7. Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

         8. Severability. Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

         9. Successors. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         10. Waivers. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         11. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement dated this _____ day of ________________, 1999.

                                    PRISON REALTY CORPORATION, a
                                    Maryland corporation

                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------



                                    CORRECTIONAL MANAGEMENT
                                    SERVICES CORPORATION, a Tennessee
                                    corporation

                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------












                                        3